Exhibit 23.3

Consent of Independent Auditor

We consent to the use in the Post-Effective Amendment No.1 to this Registration Statement (No. 333-148049) on Form S-1 of Aspect Global Diversified Fund LP of our report dated February 26, 2009 relating to our audit of the statement of financial condition of Steben & Company, Inc. as of December 31, 2008 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois
April  13, 2009